NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228



               Conseco reports fourth quarter and year-end results

Carmel, Ind. March 31, 2009 - Conseco, Inc. (NYSE: CNO) today reported results for the fourth quarter and year-end 2008. "We are pleased to report our final results for the fourth quarter 2008 today, along with the successful renegotiation of our credit facility with our lenders," Conseco CEO Jim Prieur said. "Renegotiating our debt gives us greater financial flexibility during times of market volatility, as we focus on the continued growth of our core insurance businesses. Our businesses produced significant operating earnings, sales, and cash flow in the fourth quarter. We will file our Annual Report on Form 10-K for the year ended December 31, 2008 with the SEC later today, with an unqualified opinion from our auditors."

Fourth Quarter 2008 results:
     o Total New Annualized Premium ("NAP") (1): $101.6 million, up 16% from 4Q07 ($100.7 million, excluding Private-Fee-For-Service ("PFFS"), up 12% from 4Q07)
     o Income before net realized investment losses, discontinued operations resulting from the transfer of Senior Health Insurance Company of Pennsylvania ("Senior Health," formerly known as Conseco Senior Health Insurance Company prior to its name change in October 2008) (the "Transfer") to an independent trust, corporate interest and taxes ("EBIT") (2): $78.1 million, compared to $64.8 million in 4Q07
     o Net operating income before valuation allowance for deferred tax assets (3): $48.7 million, compared to $27.2 million in 4Q07
     o Net operating income before valuation allowance for deferred tax assets per diluted share: 26 cents, compared to 15 cents in 4Q07
     o Net loss applicable to common stock: $451.8 million, compared to $71.5 million in 4Q07 (including $500.5 million of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations in 4Q08 vs. $98.7 million of such losses in
          4Q07)
     o Net loss per diluted share: $2.45 compared to 38 cents in 4Q07 (including $2.71 of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations in 4Q08 vs. 53 cents of such losses in 4Q07)

Full Year 2008 results:
     o NAP (1): $432.6 million, up 4% from 2007 ($369.8 million, excluding PFFS, up 6% from 2007)
     o EBIT (2): $291.3 million, compared to $184.6 million in 2007 (including $64.4 million related to a litigation settlement and $76.5 million related to an annuity coinsurance transaction in 2007)
     o Net operating income before valuation allowance for deferred tax assets (3): $156.4 million, compared to $59.4 million in 2007
     o Net operating income before valuation allowance for deferred tax assets per diluted share: 85 cents compared to 34 cents in 2007
     o Net loss applicable to common stock: $1,126.7 million, compared to $194.0 million in 2007 (including $1,283.1 million of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations 2008 vs. $253.4 million of such losses in 2007)
     o Net loss per diluted share: $6.10, compared to $1.12 in 2007 (including $6.95 of net realized investment losses, valuation allowance for deferred tax assets and losses related to discontinued operations in 2008 vs. $1.46 of such losses in 2007)

                                    - more -

                                                                    Conseco (2)
                                                                 March 31, 2009

Financial Strength at December 31, 2008:
     o Book value per common share, excluding accumulated other comprehensive income (loss) (4), was $18.35, compared to $24.42 at December 31, 2007
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $18.35, compared to $24.41 at December 31, 2007
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 28.2%, compared to 20.9% at December 31, 2007

Operating Results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                              Three Months Ended
                                                                                                 December 31,
                                                                                           ------------------------
                                                                                           2008                2007
                                                                                           ----                ----
EBIT (2):
  Bankers Life....................................................................      $  40.0                $ 58.3
  Colonial Penn...................................................................          6.7                   (.2)
  Conseco Insurance Group.........................................................         31.5                   9.6
  Corporate Operations, excluding corporate interest expense......................          (.1)                 (2.9)
                                                                                        -------                ------
     EBIT.........................................................................         78.1                  64.8

Corporate interest expense........................................................        (15.2)                (19.1)
Gain on extinguishment of debt....................................................         21.2                   -
                                                                                        -------                ------

   Income before net realized investment losses, taxes and
         discontinued operations..................................................         84.1                  45.7

Tax expense on period income......................................................         35.4                  18.5
                                                                                        -------                ------
Income before net realized investment losses, valuation allowance for deferred
   tax assets and discontinued operations.........................................         48.7                  27.2
Net realized investment losses (excluding the increase in unrealized losses on those investments transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation allowance
  for deferred tax assets related to such losses).................................        (88.0) (5)            (23.8)
                                                                                        -------                ------

    Net income (loss) applicable to common stock before valuation allowance for
       deferred tax assets and discontinued operations............................        (39.3)                  3.4

    Valuation allowance for deferred tax assets (excluding the establishment of a valuation allowance for realized investment losses and discontinued
     operations)..................................................................        (45.0)                (68.0)

    Discontinued operations.......................................................       (367.5)                 (6.9)
                                                                                        -------                ------

    Net loss applicable to common stock...........................................      $(451.8)               $(71.5)
                                                                                        =======                ======

Per diluted share:

   Net income before net realized investment losses, valuation allowance
     for deferred tax assets and discontinued operations..........................      $   .26                $  .15

   Net realized investment losses, net of related amortization and taxes..........         (.48)                 (.13)

   Valuation allowance for deferred tax assets....................................         (.24)                 (.37)

   Discontinued operations........................................................        (1.99)                 (.03)
                                                                                        -------                ------

   Net loss applicable to common stock............................................      $ (2.45)               $ (.38)
                                                                                        =======                ======

                                     -more-

                                                                    Conseco (3)
                                                                 March 31, 2009

In our Bankers Life segment, pre-tax operating earnings were $40.0 million in the fourth quarter of 2008, compared to $58.3 million in the fourth quarter of 2007. Results for the fourth quarter of 2008 were primarily affected by lower than expected margins from the PDP and PFFS business assumed through our quota-share agreements with Coventry, and to a lesser extent, the Medicare supplement block.

In our Colonial Penn segment, the pre-tax operating earnings were $6.7 million in the fourth quarter of 2008, compared to a pre-tax loss of $(.2) million in the fourth quarter of 2007. Results in this segment were negatively impacted by $8.4 million of expenses in the fourth quarter of 2007 related to the introduction of Medicare Advantage products.

In our Conseco Insurance Group segment, pre-tax operating earnings were $31.5 million in the fourth quarter of 2008, compared to $9.6 million in the fourth quarter of 2007. Significant factors affecting the segment's earnings in these periods included:

     o Improved earnings from our specified disease block resulting from a $12 million correction discovered through material control weakness remediation procedures and $5 million from improved margins.

     o During the fourth quarter of 2007, we recognized additional amortization expense of $14.8 million to reflect changes in our estimates of future mortality rates on our universal life business, net of planned increases to associated policyholder charges.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses.

Net realized investment losses in the fourth quarter of 2008 of $88.0 million (net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses) include $44.8 million of other-than-temporary impairment losses. Such net realized investment losses include a deferred tax valuation allowance of $30.9 million, as it is more likely than not that tax benefits related to investment losses recognized in the fourth quarter of 2008 will not be utilized to offset future taxable income.

Based on our evaluation of the recovery of deferred tax assets, we determined the need to increase the valuation allowance by $395.0 million in the fourth quarter of 2008, of which $319.1 million related to discontinued operations, $30.9 million related to tax benefits associated with investment losses that will not be utilized to offset future taxable income and $45.0 million related to the projected additional future expense following the modifications to our Second Amended Credit Facility. We increased the deferred tax valuation allowance by $68 million in the fourth quarter of 2007.

In the fourth quarter of 2008, as previously announced, the Company completed the transfer of Senior Health to an independent trust. As a result of the transfer, the operating results of the long-term care business that was transferred as well as other transaction charges are classified as discontinued operations.

In 2008, significant improvements were made to the actuarial reporting internal control environment that remediated the material control weakness related to the Bankers Life segment and our former Other Business in Run-off segment. Although controls within the Conseco Insurance Group segment were also enhanced, additional system and actuarial process improvements are necessary before the material control weakness can be remediated.

                                    - more -

                                                                    Conseco (4)
                                                                 March 31, 2009

Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and PFFS plan through Bankers career agents.

At Bankers Life (career distribution), total NAP in 4Q08 was $72.8 million, up 25% over 4Q07 (total NAP, excluding PFFS, was $71.9 million, up 18 percent from 4Q07). For the year, Bankers' total NAP was up 4% from 2007 total of $294.4 million.

At Colonial Penn (direct distribution), total NAP was $10.9 million, up 16% over 4Q07 as we continue to benefit from our investment in marketing. For the year, total NAP rose 28% over 2007 total of $42.3 million.

At Conseco Insurance Group (independent distribution), total NAP was $17.9 million, down 9% from 4Q07. For the year, total NAP fell 9% from 2007 total of $78.8 million.

Conference Call
The company will host a conference call to discuss results today at 4:30 p.m. Eastern Daylight Time. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available later today through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------
(1) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $200 per enrolled policy ($310 in 2007), PFFS sales equal $2,250 per enrolled policy ($2,100 in 2007).
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), losses related to the transfer of Senior Health to an independent trust, corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes:
     (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on pages 2 and 8.
(3) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, losses related to the transfer of Senior Health to an independent trust, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on pages 2 and 8. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 45.1% and $8.76, respectively, at December 31, 2008, and 22.0% and $22.94, respectively, at December 31, 2007.

                                     -more-

                                                                    Conseco (5)
                                                                 March 31, 2009

(5) Such amount includes a deferred tax valuation allowance of $30.9 million as it is more likely than not that tax benefits related to investment losses recognized in the fourth quarter of 2008 will not be utilized to offset future taxable income.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (ii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) the receipt of required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date of our emergence from bankruptcy; (viii) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (ix) changes in accounting principles and the interpretation thereof; (x) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xi) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xiv) our ability to complete the remediation of the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xv) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xvi) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of ratings downgrades on our business; (xvii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xviii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xix) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                - Tables Follow -

                                                                    Conseco (6)
                                                                 March 31, 2009

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                           December 31, 2008 and 2007
                              (Dollars in millions)

                                                                                                 2008              2007
                                                                                                 ----              ----
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       2008 - $18,276.3; 2007 - $18,281.5)...............................................     $15,277.0         $17,859.5
     Equity securities at fair value (cost: 2008 - $31.0; 2007 - $34.0)..................          32.4              34.5
     Mortgage loans......................................................................       2,159.4           1,855.8
     Policy loans........................................................................         363.5             370.4
     Trading securities..................................................................         326.5             665.8
     Securities lending collateral.......................................................         393.7             405.8
     Other invested assets ..............................................................          95.0             132.7
                                                                                              ---------         ---------

       Total investments.................................................................      18,647.5          21,324.5

Cash and cash equivalents - unrestricted.................................................         894.5             361.9
Cash and cash equivalents - restricted...................................................           4.8              21.1
Accrued investment income................................................................         298.7             281.0
Value of policies inforce at the Effective Date..........................................       1,477.8           1,573.6
Cost of policies produced................................................................       1,812.6           1,423.0
Reinsurance receivables..................................................................       3,284.8           3,513.0
Income tax assets, net...................................................................       2,053.7           1,610.2
Assets held in separate accounts.........................................................          18.2              27.4
Other assets.............................................................................         277.1             283.1
Assets of discontinued operations........................................................           -             3,552.4
                                                                                              ---------         ---------

       Total assets......................................................................     $28,769.7         $33,971.2
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,332.8         $13,169.4
       Traditional products...............................................................      9,828.7           9,548.4
       Claims payable and other policyholder funds........................................      1,008.4             909.7
       Liabilities related to separate accounts...........................................         18.2              27.4
     Other liabilities....................................................................        457.4             492.3
     Investment borrowings................................................................        767.5             913.0
     Securities lending payable...........................................................        408.8             409.5
     Notes payable - direct corporate obligations.........................................      1,328.7           1,193.7
     Liabilities of discontinued operations...............................................          -             3,071.9
                                                                                              ---------         ---------

       Total liabilities..................................................................     27,150.5          29,735.3
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Common stock ($0.01 par value, 8,000,000,000 shares authorized,
       shares issued and outstanding:  2008 - 184,753,758; 2007 - 184,652,017)............          1.9               1.9
     Additional paid-in capital...........................................................      4,076.0           4,068.6
     Accumulated other comprehensive loss.................................................     (1,770.7)           (273.3)
     Retained earnings (accumulated deficit)..............................................       (688.0)            438.7
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      1,619.2           4,235.9
                                                                                              ---------         ---------


       Total liabilities and shareholders' equity.........................................    $28,769.7         $33,971.2
                                                                                              =========         =========

                                     -more-

                                                                    Conseco (7)
                                                                 March 31, 2009


                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                    Three months ended               Year ended
                                                                       December 31,                  December 31,
                                                                   -------------------          ---------------------
                                                                   2008           2007          2008             2007
                                                                   ----           ----          ----             ----
Revenues:
    Insurance policy income.................................     $  816.7      $  747.6     $ 3,253.6         $2,895.7
    Net investment income (loss):
       General account assets...............................        319.8         321.7       1,254.5          1,350.5
       Policyholder and reinsurer accounts and other
         special-purpose portfolios.........................         (3.8)        (31.1)        (75.7)            19.3
    Net realized investment losses..........................        (93.0)        (37.8)       (262.4)          (158.0)
    Fee revenue and other income............................          5.9           6.3          19.7             23.8
                                                                 --------      --------     ---------         --------

       Total revenues.......................................      1,045.6       1,006.7       4,189.7          4,131.3
                                                                 --------      --------     ---------         --------

Benefits and expenses:
    Insurance policy benefits...............................        831.9         706.7       3,212.5          2,915.9
    Interest expense........................................         23.7          32.5          97.8            117.3
    Amortization............................................         79.0         120.5         367.9            426.8
    (Gain) loss on extinguishment of debt...................        (21.2)          -           (21.2)             -
    Costs related to a litigation settlement................          -             -             -               64.4
    Loss related to an annuity coinsurance transaction......          -             -             -               76.5
    Other operating costs and expenses......................        136.1         137.9         520.3            540.4
                                                                 --------      --------     ---------         --------

       Total benefits and expenses..........................      1,049.5         997.6       4,177.3          4,141.3
                                                                 --------      --------     ---------         --------

       Income (loss) before income taxes and
         discontinued operations............................         (3.9)          9.1          12.4            (10.0)

Income tax expense (benefit):

    Tax expense (benefit) on period income..................          4.5           5.7          12.5             (4.0)
    Valuation allowance for deferred tax assets.............         75.9          68.0         403.9             68.0
                                                                 --------      --------     ---------         --------

       Loss before discontinued operations..................        (84.3)        (64.6)       (404.0)           (74.0)

Discontinued operations, net of income taxes................       (367.5)         (6.9)       (722.7)          (105.9)
                                                                 --------      --------     ---------         --------

    Net loss................................................       (451.8)        (71.5)     (1,126.7)          (179.9)

Preferred stock dividends...................................          -             -             -               14.1
                                                                 --------      --------     ---------         --------

    Net loss applicable to common stock.....................     $ (451.8)     $  (71.5)    $(1,126.7)        $ (194.0)
                                                                 ========      ========     =========         ========

Loss per common share:
     Basic:
       Weighted average shares outstanding..................  184,752,000    185,687,000  184,704,000      173,374,000
                                                              ===========    ===========  ===========      ===========

       Loss before discontinued operations..................      $ (.46)         $(.35)      $(2.19)          $ (.51)
       Discontinued operations..............................       (1.99)          (.03)       (3.91)            (.61)
                                                                  ------          -----       ------           ------

         Net loss...........................................      $(2.45)         $(.38)      $(6.10)          $(1.12)
                                                                  ======          =====       ======           ======

    Diluted:
       Weighted average shares outstanding..................  184,752,000    185,687,000  184,704,000      173,374,000
                                                              ===========    ===========  ===========      ===========

       Loss before discontinued operations..................      $ (.46)         $(.35)      $(2.19)          $ (.51)
       Discontinued operations..............................       (1.99)          (.03)       (3.91)            (.61)
                                                                  ------          -----       ------           ------

         Net loss...........................................      $(2.45)         $(.38)      $(6.10)          $(1.12)
                                                                  ======          =====       ======           ======

                                     -more-

                                                                    Conseco (8)
                                                                 March 31, 2009

                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the year ended were as follows ($ in millions):

                                                                                                        Year Ended
                                                                                                        December 31,
                                                                                                   ----------------------
                                                                                                   2008              2007
                                                                                                   ----              ----
EBIT (2), excluding costs related to a litigation settlement and loss related to a coinsurance transaction:
  Bankers Life.............................................................................   $   171.5           $ 241.8
  Colonial Penn............................................................................        25.2              18.1
  Conseco Insurance Group..................................................................       121.3              82.4
  Corporate Operations, excluding corporate
    interest expense.......................................................................       (26.7)            (16.8)
                                                                                              ---------           -------

    EBIT, excluding costs related to a litigation settlement and a loss related
      to an annuity coinsurance transaction................................................       291.3             325.5

Costs related to a litigation settlement...................................................         -               (64.4)
Loss related to an annuity coinsurance transaction.........................................         -               (76.5)
                                                                                              ---------           ------- -

    Total EBIT.............................................................................       291.3             184.6

 Corporate interest expense................................................................       (59.2)            (72.3)
 Gain on extinguishment of debt............................................................        21.2               -
                                                                                              ---------           -------

     Income before net realized investment losses, taxes and discontinued operations.......       253.3             112.3

Tax expense on period income...............................................................        96.9              38.8
                                                                                              ---------           -------
Income before net realized investment losses, valuation allowance for deferred tax assets
   and discontinued operations.............................................................       156.4              73.5

Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................          -              (14.1)
                                                                                              ---------           -------

     Net income before net realized investment losses, valuation allowance for deferred tax
     assets and discontinued operations....................................................       156.4              59.4

Net realized investment losses (excluding the increase in unrealized losses on those investments transferred to an independent trust and net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets
   related to such losses).................................................................      (217.4) (1)        (79.5)
                                                                                              ---------           -------

Net loss applicable to common stock before valuation allowance for deferred
   tax assets and discontinued operations..................................................       (61.0)            (20.1)
Valuation allowance for deferred tax assets (excluding the establishment of a
   valuation allowance for realized investment losses and discontinued operations).........      (343.0)            (68.0)
Discontinued operations....................................................................      (722.7)           (105.9)
                                                                                              ---------           -------

     Net loss applicable to common stock...................................................   $(1,126.7)          $(194.0)
                                                                                              =========           =======

Per diluted share:
   Net income before net realized investment losses, valuation allowance for deferred
     tax assets and discontinued operations................................................      $  .85            $  .34
   Net realized investment losses, net of related amortization and taxes...................       (1.18)             (.46)
   Valuation allowance for deferred tax assets.............................................       (1.86)             (.39)
   Discontinued operations.................................................................       (3.91)             (.61)
                                                                                                 ------            ------

     Net loss applicable to common stock...................................................      $(6.10)           $(1.12)
                                                                                                 ======            ======

----------------------------------------------------------------------
   (1) Such amount includes a deferred tax valuation allowance of $60.9 million as it is more likely than not that tax benefits related to investment losses recognized in the third and fourth quarters of 2008 will not be utilized to offset future taxable income.
                                    - more -

                                                                     Conseco (9)
                                                                  March 31, 2009

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                      December 31,
                                                                                                -----------------------
                                                                                                2008               2007
                                                                                                ----               ----
Bankers Life segment:
  Annuity...............................................................................         $411.2            $221.9
  Supplemental health...................................................................          502.0             420.4
  Life..................................................................................           55.7              50.7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $968.9            $693.0
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 23.7            $ 58.0
  Supplemental health...................................................................          158.6             156.5
  Life..................................................................................           63.2              68.8
                                                                                                 ------            ------
  Total collected premiums..............................................................         $245.5            $283.3
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 43.8            $ 31.7
  Supplemental health...................................................................            2.1               2.5
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 45.9            $ 34.2
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                      December 31,
                                                                                                 ----------------------
                                                                                                 2008              2007
                                                                                                 ----              ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $160 million     $159 million
  Benefit ratio(a)......................................................................           74.7%            67.6%
PDP and PFFS:
  Earned premium........................................................................    $154 million      $90 million
  Benefit ratio(a)......................................................................          100.8%            83.6%
Long-Term Care:
  Earned premium........................................................................    $156 million     $156 million
  Benefit ratio(a)......................................................................          102.2%           103.3%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           67.4%            71.2%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $49 million      $55 million
  Benefit ratio(a)......................................................................           62.8%            66.0%
Specified Disease:
  Earned premium........................................................................     $94 million      $89 million
  Benefit ratio(a)......................................................................           63.8%            80.6%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           30.1%            46.5%
Long-Term Care:
  Earned premium........................................................................      $9 million      $10 million
  Benefit ratio(a)......................................................................          216.9%           150.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................          137.4%            89.3%

-------------------------------------------------------------------------
   (a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
   (b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
                                  - # # # # -